UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2014

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ 07702	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 898-6308

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Loan and Security Agreement

VaultLogix, LLC, a Delaware limited liability company (“VaultLogix”) and a wholly-owned subsidiary of InterCloud Systems, Inc., a Delaware corporation (the “Company”, “we,” “us,” or “our”), entered into a Loan and Security Agreement, effective as of October 9, 2014, with the lenders party thereto (the “Lenders”), White Oak Global Advisors, LLC, a Delaware limited liability company, as Administrative Agent (the “Agent”), Data Protection Services, L.L.C., a Delaware limited liability company (“DPS”), U.S. Data Security Acquisition, LLC, a Delaware limited liability company (“USDSA”) and U.S. Data Security Corporation, a Nevada corporation (“USDSC”, together with DPS, USDSA and the Company, the “Guarantors”) (the “Loan Agreement”). Pursuant to the Loan Agreement, the Lenders provided VaultLogix with a term loan in an aggregate principal amount of $13,260,688.00 (the “Term Loan”). Interest on the Term Loan accrues at a rate per annum equal to the sum of (a) the greater of (i) the LIBOR Index Rate (as defined in the Loan Agreement), as adjusted as of each Libor Index Adjustment Date (as defined in the Loan Agreement) and (ii) 1.00% per annum; plus (b) 1300 basis points per annum.

The proceeds of the Term Loan were used to finance the Company’s acquisition of VaultLogix, DPS and USDA, as discussed below, to repay certain outstanding indebtedness (including all indebtedness owed by VaultLogix to Hercules Technology II, L.P.) and to pay fees, costs and expenses related thereto.

All obligations of VaultLogix under the Term Loan are unconditionally guaranteed by the Guarantors pursuant to the terms of the Loan Agreement. The Company entered into (i) a Continuing Guaranty, effective as of October 9, 2014, by the Company in favor of the Agent (the “Guaranty”), (ii) a Pledge Agreement, effective as of October 9, 2014, between the Company, USDSA and such other parties as may become Pledgors thereunder after the date thereof and the Agent (the “Pledge Agreement”), and (iii) a Security Agreement, effective as of October 9, 2014, by the Company in favor of the Agent (the “Security Agreement”). Pursuant to the terms of the Guaranty, the Pledge Agreement, and the Security Agreement, the obligations of the Company in respect of the Term Loan are secured by a security interest in substantially all of the assets of the Company, subject to certain customary exceptions.

The Term Loan is subject to certain representations and warranties, affirmative covenants, negative covenants, financial covenants and conditions. The Term Loan also contains events of default including, but not limited to, the failure to make payments of interest, if any, on, or principal under the Term Loan, the failure to comply with certain covenants and agreements specified in the Loan Agreement and other loan documents entered into in connection therewith for a period of time after notice has been provided, the acceleration of certain other indebtedness resulting from the failure to make any payment when due on such other indebtedness, certain events of insolvency and the occurrence of any event, development or condition which has had or could reasonably be expected to have a material adverse effect. If any event of default occurs, the Agent may declare Obligations (as defined in the Loan Agreement), including principal, interest and any other monetary obligations on all of the then outstanding amounts under the Term Loan, due and payable immediately.

The foregoing summary of the Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Loan Agreement, the Guaranty, the Pledge Agreement, and the Security Agreement, copies of which are included as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The provisions of the Loan Agreement, the Guaranty, the Pledge Agreement, and the Security Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our filings with the Securities and Exchange Commission (the “SEC”).

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Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective as of October 9, 2014, the Company consummated the acquisition of all of the outstanding membership interests of VaultLogix, DPS and USDA for an aggregate purchase price of $44.25 million. As previously disclosed in our Current Report on Form 8-K filed with the SEC on March 25, 2014, the acquisition of VaultLogix, DPS and USDA was effected pursuant to the terms of an Interest Purchase Agreement, dated as of March 19, 2014 (the “Interest Purchase Agreement”), by and among the Company, VaultLogix, DPS, USDSA, London Bay - VL Acquisition Company, LLC (“Holding Company”), and Tier 1 Solutions, Inc. (“Tier 1”) (Holding Company and Tier 1, collectively, the “Sellers”). The purchase price for the acquisition is payable to Sellers or their designees as follows: (i) $16 million in cash, (ii) 1,008,690 shares of our Common Stock (the “Buyer Shares”) and (iii) $15.5 million in unsecured convertible promissory notes, as further described below (the “Seller Notes”). The closing payments are subject to customary working capital adjustments.

The Seller Notes will accrue interest at a rate of eight percent (8%) per annum, and all principal and interest accrued under the Seller Notes will be payable on the third (3rd) anniversary of the Closing Date (the “Maturity Date”). The Seller Notes will be convertible into shares of our Common Stock (the “Conversion Shares”) at a conversion price equal to $6.37 per share (the “Conversion Price”). A portion of the principal amount of the Seller Notes equal to twenty percent (20%) of the principal amount on the Closing Date will not be convertible until the fifteen-month (15) anniversary of the Closing Date.

On a date when (i) the Conversion Shares are freely tradeable without restriction or volume limitations under Rule 144, and (ii) the average closing price of our common stock is 105% or higher of the Conversion Price on the three (3) trading days immediately prior to such date, we may deliver notice to the holders of the Seller Notes electing to convert some or all of the outstanding amounts owed under the Sellers Notes into Conversion Shares at the applicable Conversion Price (a “Forced Conversion”). Additionally, if on or after the Maturity Date, (i) we are restricted or otherwise unable to pay in cash all outstanding amounts under the Seller Notes, (ii) the Seller Notes have not otherwise been paid in full within ten (10) business days following the Maturity Date, or (iii) we are not at such time entitled to effect a Forced Conversion, then, in the event that both (i) and (iii) above apply, we, and in the event that both (ii) and (iii) above apply, the holders of the Seller Notes, shall have the right to convert all outstanding amounts owing under the Seller Notes into shares of our Common Stock at a conversion price (in lieu of the Conversion Price) equal to the average closing price of our Common Stock on the three (3) trading days immediately preceding the date of such conversion.

The foregoing description of the Interest Purchase Agreement and the Seller Notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreements, copies of which are incorporated by reference herein. The provisions of the Interest Purchase Agreement and the Seller Notes, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and such document is not intended for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our filings with the SEC.

On October 10, 2014, we issued a press release announcing the closing of the VaultLogix, DPS and USDA acquisition, a copy of which is filed herewith as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Items 1.01 and 2.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement, effective as of October 9, 2014, between VaultLogix, LLC, a Delaware limited liability company, Data Protection Services, L.L.C., a Delaware limited liability company, U.S. Data Security Acquisition, LLC, a Delaware limited liability company, U.S. Data Security Corporation, a Nevada corporation, the Lenders party thereto and White Oak Global Advisors, LLC, a Delaware limited liability company.

10.2	Continuing Guaranty, effective as of October 9, 2014, by InterCloud Systems, Inc., a Delaware corporation, in favor of White Oak Global Advisors, LLC, a Delaware limited liability company.

10.3	Pledge Agreement, effective as of October 9, 2014, between InterCloud Systems, Inc., a Delaware corporation, U.S. Data Security Acquisition, LLC, a Delaware limited liability company, and such other parties as may become Pledgors thereunder after the date thereof, and the Agent.

10.4	Security Agreement, effective as of October 9, 2014, by InterCloud Systems, Inc., a Delaware corporation, in favor of White Oak Global Advisors, LLC, a Delaware limited liability company.

99.1	Press release dated October 10, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

Date: October 15, 2014	By:	/s/ Mark E. Munro
Mark E. Munro Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan and Security Agreement, effective as of October 9, 2014, between VaultLogix, LLC, a Delaware limited liability company, Data Protection Services, L.L.C., a Delaware limited liability company, U.S. Data Security Acquisition, LLC, a Delaware limited liability company, U.S. Data Security Corporation, a Nevada corporation, the Lenders party thereto and White Oak Global Advisors, LLC, a Delaware limited liability company.

10.2	Continuing Guaranty, effective as of October 9, 2014, by InterCloud Systems, Inc., a Delaware corporation, in favor of White Oak Global Advisors, LLC, a Delaware limited liability company.

10.3	Pledge Agreement, effective as of October 9, 2014, between InterCloud Systems, Inc., a Delaware corporation, U.S. Data Security Acquisition, LLC, a Delaware limited liability company, and such other parties as may become Pledgors thereunder after the date thereof, and the Agent.

10.4	Security Agreement, effective as of October 9, 2014, by InterCloud Systems, Inc., a Delaware corporation, in favor of White Oak Global Advisors, LLC, a Delaware limited liability company.

99.1	Press release dated October 10, 2014.

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